                                         Investor Contact: John S. Brittain, Jr.
                                                           441-294-6350

                                            Media Contact: Sabrena E. Tufts
                                                           441-294-6377

                     QUANTA ANNOUNCES FIRST QUARTER RESULTS
     COMPANY REPORTS NET INCOME OF $1.4 MILLION, OR $0.02 PER DILUTED SHARE

         HAMILTON, BERMUDA - (BUSINESS WIRE) - MAY 2, 2005 - QUANTA CAPITAL
HOLDINGS LTD. (NASDAQ: QNTA) today reported that its net income for the first quarter of 2005 was $1.4 million, or $0.02 per diluted share. This compares to a net loss of $4.5 million, or $0.08 per diluted share, for the first quarter of
2004.

         Net income excluding realized losses on investments for the first quarter of 2005 was $1.9 million, or $0.03 per share. This compares to a net loss of $5.7 million, or $0.10 per share for the first quarter of 2004.

         Gross written premiums for the first quarter of 2005 were $172.7 million and net written premiums were $142.9 million, which compares to gross written premiums of $118.7 million and net written premiums of $112.5 million in the first quarter of 2004. This equates to growth of 45% and 27% respectively.
For the first quarter, specialty reinsurance contributed $88.1 million of the net written premiums and specialty insurance contributed $54.8 million of the net written premiums, including $12.7 million of net written premiums from our new Lloyd's syndicate. Net premiums earned in the first quarter were $91.5 million, compared to $27.2 million for the first quarter of 2004. Technical
Services

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                                                                          Page 2

revenues for the first quarter 2005 were $7.2 million compared to revenues of
$6.5 million for the first quarter of 2004. Total revenues for the first quarter of 2005 were $105 million compared to total revenues of $38.6 million for the first quarter of 2004.

         Tobey J. Russ, Quanta's Chief Executive Officer, stated, "Our first quarter results represent another milestone for the Company, as we have returned to profitability after experiencing an unprecedented amount of catastrophe losses during 2004."

         Mr. Russ continued, "Premium growth continues to be robust, and strong underwriting cash flow growth during the first quarter of 2005 resulted in a $82 million increase in total invested assets to $757 million relative to year-end."

         Quanta issued $20 million of Pooled Trust Preferred Securities during the first quarter of 2005 and proceeds were contributed to its insurance business to fund premium growth.

         Quanta will host a conference call to discuss fourth quarter results at
9:00 a.m. Eastern Time on Tuesday, May 3, 2005. A live webcast of this call will be available at www.quantaholdings.com and will be archived on Quanta's website.
A slide presentation accompanying the Company's discussion of its first Quarter
2005 results will also be available on the Company's website at
www.quantaholdings.com beginning approximately 10 minutes before the commencement of the conference call. A telephone replay of the conference call also will be available beginning on May 3, 2005 at 11:00 a.m. Eastern Time, until May 10, 2005. To access the replay, domestic callers should dial
888-286-8010 and international callers should dial 617-801-6888. All callers should provide pass code # 15356018.

         Net income (loss) excluding net realized gains and losses on investments is a non-GAAP financial measure. A reconciliation of this measure to the company's net income (loss) is presented at the end of this release.

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                                                                          Page 3

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, reinsurance, risk assessment and risk consulting products and services through its subsidiaries. Through operations in Bermuda, the United
States, Ireland and the United Kingdom, Quanta focuses on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise. Quanta is listed on the NASDAQ stock market and trades under the symbol QNTA.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors are detailed in the company's filings with the U.S. Securities and Exchange
Commission. The company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.

                               (Tables to follow)

                                                                          Page 4

                          QUANTA CAPITAL HOLDINGS LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                           FOR THE THREE         FOR THE THREE
                                                            MONTHS ENDED          MONTHS ENDED
                                                           MARCH 31, 2005        MARCH 31, 2004
                                                          ---------------        --------------

Gross premiums written                                      $    172,726          $    118,729
                                                            ============          ============
Net premiums written                                             142,877               112,455
                                                            ============          ============
Net premiums earned                                               91,486                27,235
Technical services revenues                                        7,150                 6,507
Net investment income                                              5,225                 3,235
Net realized (losses) gains on investments                          (483)                1,195
Net foreign exchange (losses) gains                                 (112)                  224
Other income                                                       1,686                   191
                                                            ------------          ------------
     Total revenues                                              104,952                38,587

Net losses and loss expenses incurred                             57,496                15,895
Acquisition expenses                                              18,445                 6,617
Direct technical services costs                                    4,861                 4,384
General and administrative expenses                               20,871                15,829
Interest expense                                                     826                    --
Depreciation and amortization                                        842                   387
                                                            ------------          ------------
     Total expenses                                              103,341                43,112

     Income (loss) before income taxes                             1,611                (4,525)
Income tax expense                                                   223                    --
                                                            ------------          ------------
     Net income (loss)                                      $      1,388          $     (4,525)
                                                            ============          ============

Weighted average number of common shares and common
share equivalents
- basic                                                       56,798,218            56,798,218
- diluted                                                     56,798,916            56,798,218

Net income (loss) per common share
- basic income (loss) per share                             $       0.02          $      (0.08)
- diluted income (loss) per share                           $       0.02          $      (0.08)
                                                            ============          ============

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                                                                          Page 5

                          QUANTA CAPITAL HOLDINGS LTD.
                          CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)

                                                               AS OF 3/31/05    AS OF 12/31/04
                                                               -------------    --------------

ASSETS
Investments at fair market value
     Available for sale investments                             $   611,019      $   559,430
     Trading investments related to deposit liabilities
                                                                     39,633           40,492
                                                                -----------      -----------
                                                                    650,652          599,922
Cash and cash equivalents                                            52,985           32,775
Restricted cash and cash equivalents                                 53,441           42,482
Accrued investment income                                             4,513            4,719
Premiums receivable                                                 187,609          146,784
Losses and loss adjustment expenses recoverable                      24,874           13,519
Other accounts receivable                                             9,424           11,575
Deferred acquisition costs                                           46,285           41,496
Deferred reinsurance premiums                                        57,445           47,416
Property and equipment, net                                           5,391            4,875
Goodwill and other intangible assets                                 20,432           20,617
Other assets                                                         25,402           14,553

                                                                -----------      -----------
     Total assets                                               $ 1,138,453      $   980,733
                                                                ===========      ===========

LIABILITIES
Reserve for losses and loss expenses                            $   215,403      $   159,794
Unearned premiums                                                   309,356          247,936
Environmental liabilities assumed                                     6,406            6,518
Reinsurance balances payable                                         26,540           24,929
Accounts payable and accrued expenses                                14,986           17,360
Net payable for investments purchased                                32,128            3,749
Deposit liabilities                                                  42,676           43,365
Deferred income and other liabilities                                 4,089            4,935
Junior subordinated debentures                                       61,857           41,238

                                                                -----------      -----------
     Total liabilities                                          $   713,441      $   549,824
                                                                ===========      ===========

SHAREHOLDERS' EQUITY
Common shares                                                           568              568
Additional paid-in capital                                          523,771          523,771
Accumulated deficit                                                 (91,670)         (93,058)
Accumulated other comprehensive loss                                 (7,657)            (372)
                                                                -----------      -----------
     Total shareholders' equity                                 $   425,012      $   430,909

                                                                -----------      -----------
     Total liabilities and shareholders' equity                 $ 1,138,453      $   980,733
                                                                ===========      ===========

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                                                                          Page 6

                          QUANTA CAPITAL HOLDINGS LTD.
                        CONSOLIDATED UNDERWRITING RATIOS
                                   (Unaudited)

As a recently formed company with limited underwriting activities the following
Net Expense Ratios and Combined Ratios for the three months ended March 31, 2005 and 2004 are not necessarily indicative of our future underwriting performance.

                                                Three months       Three months
                                                      ended               ended
                                                    3/31/05             3/31/04
                                                    -------             -------
Loss Ratio(1)                                         62.8%               58.4%
Acquisition Expense Ratio(2)                          20.2%               24.3%
General and Administrative Expense Ratio(3)           12.8%               11.8%
                                                    -------             -------
Net Expense Ratio(4)                                  33.0%               36.1%
                                                    -------             -------
Combined Ratio(5)                                     95.8%               94.5%
                                                    =======             =======

(1)  The Loss Ratio is calculated by dividing net losses and loss expenses incurred by net premiums earned.

(2)  The Acquisition Expense Ratio is calculated by dividing acquisition expenses by net premiums earned.

(3)  The General and Administrative Expense Ratio indicates the level of indirect costs associated with acquiring/writing insurance and reinsurance contracts, and is calculated by dividing general and administrative expenses associated with our underwriting activities by net premiums written. General and administrative expenses associated with our underwriting activities for the three months ended 3/31/05 and 3/31/04 were
     $18.3 million and $13.3 million respectively, and exclude $2.5 million and
     $2.5 million related to our technical services activities for the same periods.

(4)  The Net Expense Ratio is the sum of our Acquisition Expense Ratio and
     General and Administrative Expense Ratio.

(5)  The Combined Ratio is the sum of our Loss Ratio and Net Expense Ratio.

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                                                                          Page 7

                          QUANTA CAPITAL HOLDINGS LTD.
                   NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

In addition to the GAAP financial measures and the ratios included within this release, the Company has presented "net income (loss) excluding net realized gains and losses on investments," which is a non-GAAP financial measure.

NET INCOME (LOSS) EXCLUDING REALIZED GAINS AND LOSSES ON INVESTMENTS

The Company has included the "net income (loss) excluding net realized gains and losses on investments" measure as it believes that security analysts, rating agencies and investors believe that realized gains and losses are largely opportunistic and are a function of economic and interest rate conditions. As a result, the Company believes that they evaluate the net income or loss before realized gains or losses to make performance comparisons with the Company's industry peers.

                                                                  THREE MONTHS     THREE MONTHS
                                                                         ENDED            ENDED
                                                                       3/31/05          3/31/04
                                                                  -------------    -------------

Net income (loss)                                                       $1,388        $ (4,525)
Adjustment for net realized losses (gains) on investments                  483          (1,195)
Adjustment for associated tax impact of net realized losses
     (gains) on investments                                                 --              --
                                                                  -------------    -------------
Net income (loss) excluding realized losses (gains) on
     investments                                                        $1,871        $ (5,720)
                                                                  =============    =============
Net income (loss) per share  - basic and diluted                        $ 0.02        $  (0.08)
Adjustment for net realized losses (gains) on investments                 0.01           (0.02)
Adjustment for associated tax impact of net realized losses
     (gains) on investments                                                 --              --
                                                                  -------------    -------------
Net income (loss) per share excluding realized losses (gains)
     on investments - basic and diluted                                 $ 0.03        $  (0.10)
                                                                  =============    =============

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                                                                          Page 8

                         QUARTERLY FINANCIAL INFORMATION
                    (in thousands, except per share amounts)
                                   (Unaudited)

The following is a summary of quarterly financial data for the quarter ended
March 31, 2005 and the year ended December 31, 2004:

                                                  QUARTER           QUARTER        QUARTER          QUARTER         QUARTER
                                                    ENDED             ENDED          ENDED            ENDED           ENDED
                                                  3/31/05          12/31/04        9/30/04          6/30/04         3/31/04
                                                  -------          --------        -------          -------         -------

Gross premiums written                           $ 172,726         $ 123,983       $ 116,729       $ 134,971       $ 118,729
Net premiums written                               142,877           107,054          85,969         114,063         112,455
                                                 =========         =========       =========       =========       =========
Net premium earned                                  91,486            87,527          65,523          56,855          27,235
Technical service revenues                           7,150             9,905           7,727           8,346           6,507
Net investment income                                5,225             4,496           3,258           3,318           3,235
Net realized (losses) gains on
     investments                                      (483)             (437)            297            (827)          1,195
Other income                                         1,574             2,221             221             139             415
                                                 ---------         ---------       ---------       ---------       ---------
     Total revenues                                104,952           103,712          77,026          67,831          38,587

Net loss and loss expenses incurred                (57,496)          (72,733)        (77,963)        (32,325)        (15,895)
Acquisition costs                                  (18,445)          (18,117)        (16,424)        (12,837)         (6,617)
Direct technical service costs                      (4,861)           (7,740)         (5,231)         (5,827)         (4,384)
General and administrative expenses                (20,871)          (18,763)        (14,294)        (14,577)        (15,829)
Interest expense                                      (826)               --              --              --              --
Depreciation and amortization                         (842)             (783)           (560)           (450)           (387)
                                                 ---------         ---------       ---------       ---------       ---------
      Total expenses                              (103,341)         (118,136)       (114,472)        (66,016)        (43,112)

Net income (loss) before income taxes                1,611           (14,426)        (37,446)          1,815          (4,525)
Income tax expense                                     223                --              --              --              --
                                                 ---------         ---------       ---------       ---------       ---------
Net income (loss)                                $   1,388         $ (14,426)      $ (37,446)      $   1,815       $  (4,525)
                                                 =========         =========       =========       =========       =========

Basic income (loss) per share                    $    0.02         $   (0.25)      $   (0.66)      $    0.03       $   (0.08)
Diluted income (loss) per share                  $    0.02         $   (0.25)      $   (0.66)      $    0.03       $   (0.08)
                                                 =========         =========       =========       =========       =========

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